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                                                                    Exhibit 4.06


                          REGISTRATION RIGHTS AGREEMENT



         This Registration Rights Agreement (this "Agreement") is made as of this 12th day of December, 1996, by and among LXR Biotechnology Inc., a Delaware corporation (the "Company"), Ventec, an investment company chartered in the British Virgin Islands (the "Placement Agent"), and each purchaser (individually a "Purchaser" and collectively, the "Purchasers") whose Subscription Agreement (the "Subscription Agreement") with the Company is accepted for the purchase of the Company's securities in the non-United States offering described in the Confidential Private Placement Memorandum of the Company dated October 30, 1996 (the "Memorandum") as the "Foreign Offering."

         1. Securities Laws Representations and Covenants of Purchasers and Placement Agent. This Agreement is made for the benefit of (a) the Purchasers in reliance upon each Purchaser's representations to the Company contained in such Purchaser's Subscription Agreement and (b) the Placement Agent, in reliance upon the Placement Agent's representations to the Company contained in the Sales Agency Agreement between the Company and the Placement Agent, dated of even date herewith (the "Agency Agreement").

         2.       Registration Rights.

                  2.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                           (a)      "Commission" shall mean the Securities and
Exchange Commission or any other federal agency at the time administering the Securities Act.

                           (b)      "Common Stock" shall mean the shares of the
Company's Common Stock, $0.0001 par value per share.

                           (c)      "Form S-3" shall mean Form S-3 promulgated
by the Commission or any substantially similar form then in effect.

                           (d)      "Holder" shall mean any holder of record of
Registrable Securities or any transferee or assignee of record of such Registrable Securities.

                           (e)      "Purchasers" shall mean collectively, the
Purchasers, their assignees and transferees, and individually, a Purchaser and any transferee or assignee of such Purchaser.

                           (f)      The terms "Register," "Registered" and
"Registration" refer to a registration effected by preparing and filing a registration statement ("Registration Statement") in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

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                           (g)      "Registrable Securities" shall mean,
collectively, (i) the Common Stock purchased by each Purchaser pursuant to a Subscription Agreement, (ii) the Common Stock issued to the Placement Agent as commissions under the Agency Agreement, and (iii) the Warrant Shares (as defined in the Agency Agreement), in each case so long as the certificates representing such Common Stock are required to bear the restrictive legend set forth in Section B(10) of the Subscription Agreement or in Section 6(a)(xi) of the Agency Agreement, as applicable.

                           (h)      "Registration Expenses" shall mean all
expenses incurred by the Company in complying with Section 2, including without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such Registration.

                           (i)      "Restriction Termination Date" shall mean,
with respect to any Registrable Securities, the earliest of (i) the date that such Registrable Securities shall have been Registered and sold or otherwise disposed of in accordance with the intended method of distribution by the seller or sellers thereof set forth in the registration statement covering such Securities or transferred in compliance with Rule 144, (ii) the date that an opinion of counsel to the Company containing reasonable assumptions shall have been rendered to the effect that the legend referred to in Section B(10) of the Subscription Agreement, or in Section 6(a)(xi) of the Agency Agreement, as applicable, shall have been removed, and (iii) the date as of which the Company shall have notified the Purchaser of such shares, or the Placement Agent, as applicable, in writing that it has determined that such Registrable Securities may be sold pursuant to paragraph (k) of Rule 144 (or any successor provision) and, based upon such determination, such legend shall have been removed.

                           (j)      "Rule 144" shall mean Rule 144 promulgated
by the Commission pursuant to the Securities Act.

                           (k)      "Securities Act" shall mean the Securities
Act of 1933, as amended.

                           (l)      "Shares" shall mean Common Stock.

                           (m)      "Selling Expenses" shall mean all
underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

         Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

                  2.2 Registration. The Company covenants and agrees with each of the Purchasers and the Placement Agent that the Company will prepare and file with the Commission, within 30 days of the final closing (the "Final Closing") of the concurrent offering of the Company's securities through Sunrise Securities Corp. ("Sunrise") described in the Memorandum (the "United States Offering"), a Registration Statement on Form S-3 covering the


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Registrable Securities, and use its reasonable best efforts to have the
Registration Statement declared effective as promptly as practicable. The Final Closing is expected to occur on or before December 31, 1996. Such Registration Statement also may include other shares of the Company's Common Stock, in the Company's discretion, including, without limitation, shares sold to investors in, or issued or issuable to Sunrise in connection with, the United States Offering. The Company shall not be required to file a Registration Statement under this Section 2.2 unless it continues to be eligible to register Securities on Form S-3; provided, that the Company shall use its best efforts to (i) file a Registration Statement on Form S-3 as soon as practicable after the first date that the Company becomes again eligible therefor and (ii) do such acts as are necessary for the Company to be eligible to use Form S-3. The Company hereby agrees timely to file all reports required under the Securities Exchange Act of 1934, as amended, for so long as there are Registrable Securities.

                  2.3 Blue Sky. The Company will use its best efforts to Register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by the Purchasers and the Placement Agent for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  2.4 Expenses of Registration. All Registration Expenses incurred in connection with the Registration pursuant to Section 2.2 shall be borne by the Company. All Selling Expenses shall be borne by the persons who sell the Shares generating said Selling Expenses.

                  2.5      Registration Procedures.

                           2.5.1    Advice By Company. The Company will keep
each Holder advised as to the initiation and completion of the Registration. At its expense the Company will (a) use its best efforts to keep such Registration effective until the earlier of three years from the Final Closing, or the Restriction Termination Date and (b) furnish promptly to each Holder such number of copies of prospectuses (including preliminary prospectuses), and all amendments and supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as any such Holder from time to time may reasonably request.

                           2.5.2    Notice of Sale and Sale under the
Registration Statement. Any Holder intending to sell Shares under the Registration Statement shall give at least three (3) business days' prior written notice (a "Sale Notice") to the Company of any proposed sale of Shares under the Registration Statement effective pursuant to this Section 2 (provided, however, that such notice shall not be required during the 60-day period immediately following the date on which the Registration Statement first becomes effective) and shall not make such sale (i) unless such three (3) days lapse without response from the Company, or (ii) in the event the Company responds by stating that a prospectus supplement or post-effective amendment will be filed pursuant to Section 2.5.3, until the Company has notified such Holder pursuant to Section 2.5.3 that any such post-effective amendment has become effective or prospectus supplement has been filed. A Sale Notice shall be effective for 30 days after it is given.


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                           2.5.3    Amendments. The Company will prepare and
file with the Commission such amendments and prospectus supplements, including post-effective amendments, to the Registration Statement as the Company determines may be necessary or appropriate, and use its best efforts to have such post-effective amendments declared effective as promptly as practicable; cause the related prospectus to be supplemented by any prospectus supplement, and as so supplemented, to be filed with the Commission; and notify the Holders and the underwriter thereof, if any, promptly when a prospectus, any prospectus supplement or post-effective amendment must be filed or has been filed (including any filing in response to notice of any Holder under Section 2.5.2) and, with respect to any post-effective amendment, when the same has become effective.

                           2.5.4    Blackout Period. Notwithstanding any other
provision hereof, the Company may delay the Holders' ability to resell Registrable Securities pursuant to the Registration Statement if the Company delivers a certificate in writing to the Holders to the effect that a delay in such sale is necessary because, in the good faith and reasonable judgment of the Company's Board of Directors, a sale pursuant to the Registration Statement would require the public disclosure of information that would have a significant adverse effect on the Company, is likely to materially adversely affect the Company, or could constitute a violation of the federal securities laws. In such an event, the Company shall notify the Holders promptly after it is determined that such circumstances no longer exist. The Company shall not be entitled to delay the Holders' ability to resell Registrable Securities more than twice in any 12-month period, and any individual period during which the Company may delay the Holders' ability to resell Registrable Securities shall not exceed 30 days.

                  2.6 Information Furnished by Holder. It shall be a condition precedent to the Company's obligations under this Agreement as to any Holder that (i) such Holder furnish to the Company in writing such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request; and (ii) such Holder, if a Purchaser, is not a securities market professional, i.e., a market maker, specialist, ordinary broker dealer, member of the National Association of Securities Dealers, Inc. or a registered representative thereof, or an affiliate of any of the foregoing.

                  2.7      Indemnification.

                           2.7.1    Company's Indemnification of Holders. The
Company will indemnify each Holder, each of its officers, directors and constituent partners, and each person controlling such Holder, with respect to which Registration of Registrable Securities has been effected pursuant to this Agreement, and each underwriter thereof, if any, and each of its officers, directors, constituent partners, and each person who controls such underwriter, against all claims, losses, damages or liabilities (or actions in respect thereof) suffered or incurred by any of them, to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any related Registration Statement incident to any such Registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to actions or


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inaction required of the Company in connection with any such Registration; and
the Company will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 2.7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, controlling person or other indemnified person and stated to be for use in connection with the offering of securities of the Company. Notwithstanding the above, the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the Registration Statement becomes effective or a prospectus is filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                           2.7.2    Holder's Indemnification of Company. Each
Holder will indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's Shares covered by a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other Holder, each of its officers, directors, and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) suffered or incurred by any of them and arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement or related prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Purchaser of any rule or regulation promulgated under the Securities Act applicable to such Purchaser and relating to action or inaction required of such Holder in connection with the Registration of Securities pursuant to such Registration Statement; and will reimburse the Company, such other Holders, such directors, officers, partners, persons, underwriters and controlling persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of Securities of the Company; provided, however, that each Holder's liability under this Section 2.7.2 shall not exceed such Holder's proceeds from the offering of Shares made in connection with such Registration.

                           2.7.3    Indemnification Procedure. Promptly after
receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action which may give rise to a claim for indemnification hereunder, such indemnified party will, if a claim in


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respect thereof is to be made against an indemnifying party under this Section
2.7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, and shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the parties entitled to indemnification shall have the right to employ separate counsel (reasonably satisfactory to the indemnifying party) to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified parties unless the named parties to such action or proceedings include both the indemnifying party and the indemnified parties and the indemnifying party or such indemnified parties shall have been advised by counsel that there are one or more legal defenses available to the indemnified parties which are different from or additional to those available to the indemnifying party (in which case, if the indemnified parties notify the indemnifying party in writing that they elect to employ separate counsel at the reasonable expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified parties, it being understood, however, that the indemnifying party shall not, in connection with any such action or proceeding or separate or substantially similar or related action or proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel at any time for all indemnified parties, which counsel shall be designated in writing by the Holders of a majority of the Shares).

                           2.7.4    Contribution. If the indemnification
provided for in this Section 2.7 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with the investigating or defending any action, suit, proceeding or claim.

                  2.8 No-Action Letter or Opinion of Counsel in Lieu of Registration. Notwithstanding anything else in this Agreement, if the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Section in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request


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(such as including, without limitation, inclusion of such Registrable Securities in an underwriting initiated by either the Company or the Holders), or if in the opinion of counsel for the Company no Registration under the Securities Act is required in connection with such disposition, such Registrable Securities shall not be eligible for Registration under this Agreement; provided, however, that any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 2.8 does not apply. In addition, the obligation of the Company to maintain the effectiveness of any Registration Statement under this Section 2 shall be suspended with respect to any Registrable Securities held by a Holder at any time following the Restriction Termination Date with respect to such Registrable Securities.

         3.       Covenants of the Company.  The Company agrees to:

                  (a) Notify the Holders at any time when a prospectus relating to Registrable Securities covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company shall promptly amend or supplement the Registration Statement to correct any such untrue statement or omission.

                  (b) Notify the Holders of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                  (c) Make available for inspection by the Holders, and the counsel, accountants or other agents retained by the Holders, all pertinent financial and other records, corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Holders in connection with the Registration, subject to appropriate confidentiality obligations.

                  (d) If the Common Stock is then listed on a national securities exchange, use its best efforts to cause the Registrable Securities to be listed on such exchange. If the Common Stock is not then listed on a national securities exchange, use its best efforts to facilitate the securities exchange, use its best efforts to facilitate the reporting of the Shares on Nasdaq.

                  (e) Take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

                  (f) Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration, the Company agrees to:


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                           (i)      for at least three years from the date
hereof, make and keep public information available, as those terms are understood and defined in Rule 144;

                           (ii)     for at least three years from the date
hereof, file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities and Exchange Act of 1934 (the "1934 Act"); and

                           (iii)    furnish to each Holder, so long as such
Holder owns any Registrable Securities, forthwith upon written request (a) a written statement by the Company whether it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (c) such other information as may be reasonably requested in availing the Holders of any rule or regulation of the Commission which permits the selling of any such securities without registration.

         4.       Miscellaneous.

                  4.1 Notice. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested (for United States addresses), or by internationally recognized express courier, addressed (i) if to the Company, at LXR Biotechnology Inc., P. O. Box 9003, Pleasanton, California 94566, Attention: Chief Executive Officer, (ii) if to a Purchaser, at the address set forth in its questionnaire, and (iii) if to the Placement Agent, at Ventec, Sir Walter Raleigh House, 48-50 The Eplanade, St. Helier, Jersey JE48XY, Channel Islands, Attention: Michael Sampson, Director, or at such other address as each such party furnishes by notice given in accordance with this Section 4.1.

                  4.2 Amendment and Waiver. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Holders representing at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 4.2 will be binding upon each Holder of Registrable Securities then outstanding, each future Holder of such securities and the Company.

                  4.3 Governing Law; Severability. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of California, as such laws are applied by California courts to agreements entered into and to be performed in California by and between residents of California. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.


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                  4.4      Entire Agreement. This Agreement constitutes the
entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the Company and the holders of a majority in interest of the Registrable Securities.


                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



COMPANY                                 VENTEC

LXR BIOTECHNOLOGY INC.
                                        By:      __________________________

By: ___________________________         Title:   __________________________
    L. David Tomei, Ph.D.,
    Chief Executive Officer

                                        PURCHASER

                                        ___________________________________
                                            (print name of purchaser)


                                        By:      __________________________

                                        Title:   __________________________



            [SIGNATURE PAGE TO VENTEC REGISTRATION RIGHTS AGREEMENT]


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                                    EXHIBIT A


                               LIST OF PURCHASERS